Exhibit 99.2

LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the

$1,000,000,000 7.125% Senior Notes due 2025 issued by Teva Pharmaceutical Finance Netherlands III B.V.

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON 2020, UNLESS EXTENDED

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated            , 2020 (the “Prospectus”) of Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), and this Letter of Transmittal and the instructions hereto with respect to the Issuer’s exchange offer of an aggregate principal amount of up to $1,000,000,000 of the Issuer’s 7.125% Senior Notes due 2025 (the “Exchange Dollar Notes”) for an equal principal amount of its outstanding 7.125% Senior Notes due 2025 (the “Original Dollar Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 11:59 PM, New York City time, on            , 2020.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Original Dollar Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Dollar Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $            of the Original Dollar Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐ TO TENDER the following Original Dollar Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF ORIGINAL DOLLAR NOTES TO BE TENDERED, IF ANY): $            (must be in minimum denominations of $200,000 and any integral multiples of $1,000 in excess thereof).

☐ NOT TO TENDER any Original Dollar Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Dollar Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	The undersigned is acquiring the Exchange Dollar Notes, for which the Original Dollar Notes will be exchanged, in the ordinary course of its business;

2.

Neither the undersigned nor any other person acquiring Exchange Dollar Notes in exchange for the undersigned’s Original Dollar Notes in the Exchange Offer is engaging in or intends to engage in a distribution of the Exchange Dollar Notes within the meaning of the federal securities laws of the United States;

3.

The undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the “distribution” (as defined in the Securities Act) of Exchange Dollar Notes;

4.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

5.	The undersigned is not a broker-dealer and does not engage in, and does not intend to engage in, a distribution of the Original Dollar Notes or the Exchange Dollar Notes.

Once the Issuer accepts the tender of the Original Dollar Notes, this Letter of Transmittal is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

1.	reject any and all tenders of any particular Original Dollar Notes not properly tendered;

2.	refuse to accept any Original Dollar Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful; and

3.	waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Dollar Notes before the expiration of the Exchange Offer.

If the undersigned is a broker-dealer, and acquired the Original Dollar Notes for its own account as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Dollar Notes received in respect of such Original Dollar Notes pursuant to the Exchange Offer.

The undersigned also authorizes you to:

1.	confirm that the undersigned has made such representations; and

2.	take such other action as necessary under the Prospectus to effect the valid tender of such Original Dollar Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Dollar Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Dollar Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer.”

The Exchange Offer is subject to certain conditions, described in the Prospectus in the section entitled “The Exchange Offer—Conditions of the Exchange Offer.”

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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